UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on April 13, 2009, Portland General Electric Company (PGE or the Company) entered into an Underwriting Agreement by and among the Company and Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives of several underwriters, in connection with the public offering and sale by PGE of $300 million aggregate principal amount of the Company's First Mortgage Bonds, 6.10% Series due 2019.

On April 16, 2009, this transaction closed and was funded. The Bonds were issued under PGE's Indenture of Mortgage and Deed of Trust, dated July 1, 1945, between PGE and HSBC Bank USA, National Association (formerly The Marine Midland Trust Company of New York) in its capacity as trustee, as amended and supplemented to date and from time to time, including the Company's Sixty-second Supplemental Indenture dated April 1, 2009, a copy of which is included as Exhibit 4.1 in this Current Report on Form 8-K. The Bonds will be redeemable at the option of PGE at the designated "make-whole" redemption price as described in the Sixty-second Supplemental Indenture.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Sixty-second Supplemental Indenture dated April 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	April 16, 2009	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Chief
Financial Officer and Treasurer

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